Exhibit 10.3

FIRST AMENDMENT TO AMENDED

AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) is entered into as of November 16, 2017, between Entercom Communications Corp., a Pennsylvania corporation (the “Company”), and David J. Field (“Executive”) in order to amend as follows that certain Amended and Restated Employment Agreement, effective as of April 22, 2016, between the Company and Executive (the “Employment Agreement”).

WHEREAS, the Company and Executive are parties to the Employment Agreement;

WHEREAS, the parties agree to amend the Employment Agreement to extend the term and alter certain compensation terms thereof, provided that such amendments shall be contingent on and effective as of the closing of the Company’s transaction with CBS Radio, Inc. (the “Closing Date”);

NOW THEREFORE, in consideration of the mutual covenants set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

1.    Term. Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

“3.    Term. Unless terminated earlier as provided in this Agreement, the term of this Agreement shall commence on the Effective Date and shall terminate and expire on the fourth anniversary of Closing Date (the “Initial Term”), provided that the Initial Term shall automatically renew for additional twelve (12) month periods from year to year thereafter, unless either party gives at least one hundred twenty (120) days’ prior written notice of its election to either terminate or to renegotiate the terms of this Agreement at the end of the Initial Term or any then current renewal term (the Initial Term and any subsequent renewal terms, collectively the “Employment Term”) .”

2.    Compensation.

2.1.    Section 4.2 of the Employment Agreement is hereby amended in its entirety to read as follows:

“4.2.    Effective on the Company’s next full payroll cycle following the Closing Date, an annual salary in the amount of one million two hundred thousand dollars ($1,200,000) to be paid consistent with the standard payroll practices of Employer in place from time-to-time (the “Base Compensation”). Beginning on the first anniversary of the Closing Date and each anniversary thereafter during the Employment Term, Executive’s Base Compensation shall be automatically increased by three percent (3%).”

2.2.    Section 4.3 of the Employment Agreement is hereby amended in its entirety to read as follows:

1

“4.3 Executive shall have the opportunity to earn an annual performance bonus (the “Annual Bonus”) to be determined by the Compensation Committee of the Board (the “Compensation Committee”) to be based on criteria to be established by the Compensation Committee in its discretion. For any fiscal year of the Company, Executive’s target bonus amount under this Section 4.3 shall be two hundred percent (200%) of the Base Compensation for each such fiscal year; provided, however, that the Compensation Committee shall determine the actual bonus amount to be paid for each such fiscal year based on the Company’s and Executive’s performance. Such Annual Bonus shall be payable as soon as reasonably practicable following, and in no event later than two and one-half (2  1⁄2) months following, the end of the fiscal year for which such Annual Bonus is earned.”

3.    Equity Compensation. Section 5 of the Employment Agreement is hereby amended to add a new Section 5.3, which shall provide as follows in its entirety:

“5.3.    Notwithstanding anything in this Section 5 or in this Agreement to the contrary, following the Closing Date, Executive will be eligible to receive annual equity grants as may be determined by the Compensation Committee in its sole discretion based on the Company’s and Executive performance.”

4.    No Other Changes to the Employment Agreement. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first set forth above.

/s/ David J. Field
David J. Field

Date: November 16, 2017

Entercom Communications Corp.

/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President, General Counsel

Date: November 16, 2017

2